Exhibit 32.1
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Israel Technology Acquisition Corp. (the “Company”) on Form 10-QSB for the period ending September 30, 2005 (the “Report”), as filed with the Securities and Exchange Commission on the date hereof, I Israel Frieder, Chairman of the Board and Chief Executive Officer of the Company, certify pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	Theinformation contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/	Israel Frieder	Dated: November 14, 2005
Israel Frieder
Chairman of the Board and Chief Executive Officer
(Principal Executive Officer)